DETROIT METRO • WILLOW RUN
WAYNE COUNTY AIRPORT AUTHORITY
L.C. Smith Terminal
Detroit, MI 48242
Ph 734 942.3550
Fax 734 942.3793
www.metroairport.com

Procurement Department
Ph 734 247-7900
Fax 734 955-5648

October 20, 2015

Baltia Air Lines, Inc.
Attn: Igor Dmitrowsky
John F. Kennedy International Airport
Building 151, Room 361
Jamaica, New York 11430

Re: LEASE AGREEMENT
Contract No. 1500361 (S15-360A)

Dear Mr. Dmitrowsky:

The Wayne County Airport Authority Board executed Contract No. S15-360A, for License Agreement For Short Term Use - Willow Run Airport. An executed copy of the contract is enclosed for your records.

I offer you my congratulations and look forward to doing business with you.

Sincerely,

The Procurement Department
Wayne County Airport Authority
Purchasing.questions@wcaa.us
Ph.: (734) 247-7900

cc: Business Development & Real Estate
File

enc.

Contract # 1500361
Resolution # N/A
(S15-360A)

LICENSE AGREEMENT
FOR SHORT TERM USE

WILLOW RUN AIRPORT

THIS SHORT TERM USE LICENSE AGREEMENT ("License") is effective as of August 19, 2015, and is entered into by and between **BALTIA AIR LINES, INC.**, a New York Corporation, with principal offices located at John F. Kennedy International Airport, Building 151, Room 361, Jamaica, New York 11430 (the "LICENSEE"), and the **WAYNE COUNTY AIRPORT AUTHORITY,** a public body corporate, by and through its Chief Executive Officer, with principal offices located at Detroit Metropolitan Wayne County Airport, L.C. Smith Building—Mezzanine Level, Detroit, Michigan 48242 (the "LICENSOR"). The LICENSEE and the LICENSOR may be referred to herein individually as a "Party" and collectively as the "Parties".

WHEREAS, pursuant to the Public Airport Authority Act, MCL 259.108 - 259.125c, the LICENSOR has sole operational jurisdiction of Willow Run Airport (the "Airport"), with the explicit authority to lease and grant property rights and privileges with respect to the Airport;

WHEREAS, the LICENSOR has sole operational jurisdiction over certain real property located at the Airport, consisting of certain shop space in Hanger 1, Bay 2, as more particularly described and shown on **Exhibit A**, attached hereto and incorporated by reference as if fully set forth herein (the "Premises"); and

WHEREAS, the LICENSEE currently leases property at the Airport under a separate lease with the LICENSOR, and subject to the terms and conditions set forth in

this License, the LICENSEE desires to obtain a license to use the Premises to further support in its aeronautical business at the Airport.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth in this License, the Parties hereto agree as follows:

1. **Grant of License.** The LICENSOR hereby grants to the LICENSEE the non-exclusive right, privilege and permission, subject to the terms and conditions of this License, to use the following Premises for support in its aeronautical business:

Hangar 1, Bay 2: 1,640 square feet of shop space, otherwise referred to as Rooms 1213 and 1214, as further described on **Exhibit A.**

2. **License Fee.** For 1,640 square feet of shop space, the LICENSEE shall pay a monthly license fee ("License Fee") of Six Hundred Eighty Three and 33/100 Dollars ($683.33) per month (at a rate of $5.00 per square foot) during the Term (as herein defined) payable to the LICENSOR. The License Fee shall be due and payable on the first day of each month during the Term. If the Commencement Date or termination date of this License is a date other than the first day of the month, the License Fee may be paid for said month pro rata according to the number of days in that month during which this License was in effect.

3. **Limitations to License.** The LICENSEE hereby acknowledges and agrees the License granted herein is subject to certain restrictions and limitations, namely:

A. The LICENSEE may only use the Premises during the Term (as herein defined), and for the sole purpose set forth in this License;

B. The LICENSEE's use of the Premises shall not be exclusive. The LICENSOR shall have the unfettered right to use the Premises for such other uses as the LICENSOR determines, provided these other uses do not materially and substantially impair the LICENSEE from receiving any use of the Premises; and

C. Ingress and egress to and from the Premises shall be in accordance with all applicable laws, ordinances, requirements and regulations, including the LICENSOR's rules, requirements and regulations (now existing or later adopted).

4. **Term of License.** The term (the "Term") of this License shall commence on August 19, 2015 (the "Commencement Date"), for a period of one (1) year, terminating on August 18, 2016, unless terminated earlier as provided in accordance with the terms and conditions of this License.

5. **Early Termination.** Notwithstanding anything to the contrary herein, either Party shall have the right to terminate this License with or without cause, upon thirty (30) days written notice to the other party.

6. **No Transfer of Title.** The LICENSEE certifies, agrees, represents and declares that this License shall not transfer, in whole or in part, any ownership interest of any type to the LICENSEE, and the LICENSEE shall have no title in and to the Premises of the LICENSOR nor to any portion thereof and the LICENSEE shall not, does not, and will not claim any such title nor any easement over the Premises of the LICENSOR. This License shall not be recorded with the Wayne County Register of Deeds.

7. **Costs and Expenses.** Any and all costs, expenses and/or fees arising out of or relating to the grant of this License to the LICENSEE shall be borne solely by the LICENSEE, including, without limitation, permit or approval fees, taxes, physical improvements, ongoing preventative maintenance, snow removal and insurance premiums.

8. **Compliance with Laws.** The LICENSEE shall, at all times during the Term, comply (and shall cause its members, employees and agents to comply) with all laws, codes, statutes, ordinances, rules, regulations and requirements applicable to the License, the Premises and the LICENSEE'S use of the Premises. In conjunction therewith, the LICENSEE shall obtain, at its sole cost and expense, all zoning and other approvals and permits required and/or necessary to use the Premises.

9. **Maintenance.** At all times during the Term, the LICENSEE shall, at the LICENSEE's sole cost and expense, maintain the Premises in a clean condition free of any debris, and shall repair any damage to the Premises caused by the LICENSEE, or by its members, employees, agents and/or invitees.

10. **Signage, Alterations and Modifications.** The LICENSEE shall not, without the prior written consent of the LICENSOR, place any signage on the Premises, or otherwise alter, modify, improve or change the Premises. The Parties acknowledge and agree the LICENSEE shall not place any fixtures on the Premises.

11. **Removal of Property.** Upon the termination of this License, by expiration or otherwise, the LICENSEE shall, at its sole cost and expense, ensure that all of its personal property is removed from the Premises. Any of the LICENSEE's personal property remaining on the Premises for more than thirty (30) days after the expiration of

this License, shall be deemed abandoned, and the LICENSOR may, but is not obligated to, dispose of any abandoned property in any manner the LICENSOR deems fit, and charge the LICENSEE for the cost of such disposal.

12. **Assumption of Risk.** The LICENSEE acknowledges and agrees that by the LICENSEE's use of the Premises, the LICENSEE assumes any and all risk of loss or damage to property, including without limitation, property damage, and any and all risk of personal injury, including but not limited to death, attributable to any cause other than the gross negligence or sole negligence of the LICENSOR. The LICENSEE further agrees that it is familiar with the condition of the Premises and the LICENSEE accepts the Premises on an "AS-IS" "WHERE-IS" basis. The LICENSEE forever releases the LICENSOR, its officers, employees, agents and assigns from and against any and all of the LICENSEE'S claims, causes of action, liabilities, demands and the like arising out or relating to any such loss, damage and/or injury. The LICENSOR, its officers, employees, agents and assigns shall not be responsible or liable for any loss or damage by reason of fire, theft, collision or any other cause that arises under this License. This is a license and no bailment is created.

13. **Indemnification.** The LICENSEE agrees to indemnify, save harmless, and upon request, defend the LICENSOR and its officers, employees, contractors and agents (herein collectively referred to as the "Indemnitees") from and against any and all suits, liabilities, obligations, losses, damages, penalties, claims, demands, costs, charges and expenses, including reasonable attorneys' fees, court costs and expert witness fees, which are threatened or may be imposed upon or incurred by or asserted against the Indemnitees, by reason of (i) injury or death to persons (including, without

limitation, employees of one or more of the Indemnitees or of the LICENSEE and employees of its contractors, subcontractors, vendors, or agents), (ii) damage to the property of any person or entity (including, without limitation, the property of one or more of the Indemnitees and the property of its contractors, subcontractors, vendors, agents or employees), arising from or out of the operations of the LICENSEE hereunder, except to the extent that such claims arise out of the sole negligence of the LICENSOR.

The LICENSEE shall, at the election of the LICENSOR, at the LICENSEE'S sole cost and expense, appear, defend and pay all attorneys' fees and other costs arising hereunder. In addition, if any judgment shall be rendered against the LICENSOR in any such action, the LICENSEE shall, at its sole cost and expense, satisfy and discharge such obligations of the LICENSOR. The LICENSOR shall have the right to participate in the defense of any suit, without relieving the LICENSEE of any of its obligations hereunder. The LICENSOR retains final approval of any and all settlements or legal strategies which involve any interest of the LICENSOR.

The LICENSEE'S indemnification obligations shall survive the expiration or termination of this License.

14. **Insurance**. The LICENSEE, at its own expense and in its own name, must provide and keep in force during the term of this License the following policies of insurance, which must be approved by the LICENSOR, and written by a company or companies that are licensed to conduct business in the State of Michigan and include a financial rating from AM Best (or similar accepted rating agency) of not less than A-, VII or equivalent.

A. Aviation General Liability Insurance, With coverage for bodily, property damage including hangar keepers legal liability, and personal and advertising injury on an "occurrence" basis with a minimum limit of not less than Three Million Dollars ($3,000,000.00) for each occurrence; and shall include fire damage legal and additional insured status for ongoing and completed operations additional insured status

B. Business Automobile Liability Insurance including owned, non owned and hired in accordance with the laws of the State of Michigan, which includes coverage for residual liability for bodily injury and property damage with a combined single limit of not less than Three Million Dollars ($3,000,000.00) for each occurrence.

If the LICENSEE does not own or use a business automobile in its operations under this License, but uses a personal owned, non-owned or hired automobile including livery service, then personal vehicle insurance may be accepted in lieu of the Business Automobile Liability Insurance.

C. All Risk Property Insurance for 100% replacement value of all of the LICENSEE's personal property and equipment located on the Premises and tenant's improvements, if any.

D. Worker's Disability Compensation Insurance coverage as required by the laws of the State of Michigan and Employer's Liability Insurance in an amount of not less than Five Hundred Thousand Dollars ($500,000.00).

E. Environmental Legal Liability in the amount of One Million Dollars ($1,000,000.00) per occurrence. Willow Run Airport should be identified as a covered location on the policy.

The Wayne County Airport Authority and the County of Wayne and their directors, officers, elected or appointed officials, employees and agents must be included as additional insured on both the General Liability (including completed operations), Automobile Liability and Environmental Liability Policies. Coverage shall be primary/non-contributory and all policies shall include a waiver of subrogation.

The foregoing notwithstanding, the LICENSEE agrees as a material provision of this Agreement that if from time to time the LICENSEE actually maintains limits or insurance coverage amounts greater than those specified above, then the actual limits and coverage amounts so maintained by the LICENSEE shall be substituted for the limits and amounts above and shall be deemed to be, and shall constitute, for all contractual and other legal purposes, the limits and amounts required by this Agreement.

15. **Representations and Warranties of the LICENSEE.** The LICENSEE represents and warrants to the LICENSOR that the following shall be true and correct as of the first day of the Term and shall continue to be true and correct during the entirety of the Term:

A. The LICENSEE warrants it is financially solvent, able to pay all debts as they mature and the LICENSEE possess sufficient capital to complete all of its obligations under this License; and

B. The LICENSEE has taken all actions necessary for the approval and execution of this License, and the execution by the person signing on behalf of the LICENSEE is duly authorized by the LICENSEE and has been made with the complete and full authority of the LICENSEE to all the terms and conditions of this License.

16. **Assignment, Sub-licensing, Successors and Assigns.** The interest of the LICENSEE under this License is personal to the LICENSEE and the LICENSEE may not assign or transfer this License to any subsidiary or affiliate of the LICENSEE without the prior written approval of the LICENSOR's Chief Executive Officer or his/her designee. The LICENSEE may not sub-license any portion of its interest under this License to any other individual or entity without the prior written approval of the LICENSOR's Chief Executive Officer or his/her designee. This License shall be binding upon and inure to the benefit of the successors and assigns of the LICENSOR. This License shall not inure to the benefit of the LICENSEE's successors or unpermitted assigns.

17. **LICENSEE Events of Default.** Events of default (hereinafter "Event of Default") include, but are not limited to the following:

A. any material misrepresentation by the LICENSEE in the inducement of this License;

B. Breach of any agreement, representation or warranty made by the LICENSEE in this License;

C. Failure of the LICENSEE to perform in accordance with or comply with any of the terms and conditions of this License; and

D. Default by the LICENSEE under any other agreement the LICENSEE may have with the LICENSOR.

18. **Remedies.** The occurrence of any Event of Default shall entitle the LICENSOR, upon prior written notice to the LICENSEE, to invoke any or all of the following remedies:

A. Take possession of the Premises, including any personal property of the LICENSEE on the Premises;

B. Terminate this License;

C. The right to specific performance, an injunction or any other appropriate remedy;

D. The right to money damages; and

E. The right to debar the LICENSEE.

The remedies under this License are not intended to be exclusive of any other remedies available to the LICENSOR.

19. **Notices.** All notices required hereunder shall be in writing, clearly marked as a NOTICE and shall be deemed properly served if delivered in person or if sent electronically, or by registered or certified mail, with postage prepaid and return receipt requested, to the following addresses (or to such other addresses as either Party may subsequently designate in writing):

If to the LICENSOR:

Wayne County Airport Authority
Detroit Metropolitan Airport
Contracts.notices@wcaa.us

If to the LICENSEE:

Baltia Air Lines, Inc.
John F. Kennedy International Airport
Building 151, Room 361
Jamaica, NY 11430
Attention: Igor Dmitrowsky

21. **Miscellaneous.**

A. This License may be changed only by an instrument in writing signed by both the LICENSOR and the LICENSEE;

B. The paragraph headings appearing in this License have been inserted for the purpose of convenience and ready reference. They do not purport to, and shall not be deemed to, define, limit or extend the scope or intent of the paragraph to which they pertain;

C. In the event that any provision(s) of this License is (are) deemed or determined to be legally invalid, the Parties hereto agree that the particular provision(s) only shall be null and void, and the remaining provisions of this License shall remain in full force and effect;

D. This License shall be governed by and interpreted in accordance with the laws of the State of Michigan;

E. This License, including all exhibits and referenced documents, constitutes the entire agreement of the Parties with respect to the matters contained herein, and supersedes and voids all prior agreements, representations, either written or oral, relating to the subject matter of this License;

F. The Parties acknowledge, understand and agree this License is the product of negotiations between the Parties and their respective legal counsel, and that, through counsel, the Parties have contributed to the content of this License. Accordingly, the Parties agree that any otherwise applicable legal rule of contract construction requiring ambiguities in this License to be construed against the drafter thereof will not be applicable in any dispute regarding the terms of this License; and

G. Each Party acknowledges and agrees it has read this License, fully understands the terms and conditions, has had a full opportunity to consult with counsel in reaching and reviewing this License, has entered into this License freely and voluntarily, and considers the agreement reflected in this License to be fair and reasonable.

[Signature Page to Follow]

The Parties have duly executed this License on their behalves as of the day and year first above written.

WAYNE COUNTY AIRPORT AUTHORITY

By:______________________________
Terrence P. Teifer
Chief Financial Officer

BALTIA AIR LINES, INC.

By:______________________________

Its: PRESIDENT & CEO

110051

APPROVED AS TO FORM:
BY:____________________
GENERAL COUNSEL
WAYNE COUNTY AIRPORT AUTHORITY
DATED: 8/19/15

EXHIBIT A
Description of the Premises

EXHIBIT A
Description of Premises
Amendment No. 1


XX
XX
Bay 2
Aircraft Ramp
747 Parking Area
45,045 SF
XX

HANGAR 1
BAY 2 SHOP SPACE
AMENDED



Room #1214
1,400 SF
Bay 2
1st Floor
Room #1213
240 SF